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                                                                   Exhibit 5.1

                    [Dickstein Shapiro Morin & Oshinsky LLP]

                                 August 26, 2004


Board of Directors
Discovery Laboratories, Inc.
350 South Main Street, Suite 307
Doylestown, PA 18901

                         Discovery Laboratories, Inc.--
                       Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have acted as counsel for Discovery Laboratories, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the registration statement on Form S-3, and any amendments or supplements thereto (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act"), on August 26, 2004, for the registration under the Act of up to 15,375,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), of which there are (i) 15,000,000 shares of Common Stock (the "Shares")to be issued and sold at the discretion of the Company to Kingsbridge Capital Limited under a Common Stock Purchase Agreement dated as of July 7, 2004 (the " Purchase Agreement"), and (ii) 375,000 shares of Common Stock (the "Warrant Shares") which are issuable upon the exercise of certain warrants issued by the Company (the "Warrants"). The Shares and the Warrant Shares are to be offered for resale on a delayed or continuous basis pursuant to Rule 415 promulgated under the Securities Act by the selling stockholders of the Company named in the Registration Statement.

                  In rendering this opinion, we have relied upon, among other things, our examination of certain records of the Company, including without limitation, the Company's Restated Certificate of Incorporation, as amended, the Company's Bylaws and resolutions of the Board of Directors. We have also examined certificates of the Company's officers and of public officials, and have reviewed such questions of law and made such other inquiries, as we have deemed necessary or appropriate for the purpose of rendering this opinion. As to various questions of fact material to this opinion, we have also relied upon representations and warranties of the Company and upon such certificates and other instruments of officers of the Company and public officials furnished to us by the Company, in each case without independent investigation or verification.

                  In addition, without any independent investigation or verification, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as certified, conformed or photostatic copies, (iii) the authority of all persons signing any document other than the officers of the Company, where applicable, signing in their capacity as such, (iv) the enforceability of all the documents we have reviewed in accordance with their respective terms against the parties thereto and (v) the truth and accuracy of all matters of fact set forth in all certificates and other instruments furnished to us.


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                  Based on and subject to the  assumptions,  qualifications  and limitations set forth herein, we are of the opinion that:

                  1. The Shares have been duly authorized by all necessary corporate action of the Company, and upon issuance, delivery and payment therefor in the manner contemplated by the Purchase Agreement, will be validly issued, fully paid and nonassessable.

                  2. The Warrant Shares have been duly authorized for issuance pursuant to the Warrant, and when issued and delivered in the manner described in the Warrant against full payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable.

                  We do not express any opinion as to the laws of any states or jurisdictions other than the laws of the State of New York and the General Corporation Law of the State of Delaware. No opinion is expressed as to the effect that the law of any other jurisdiction may have upon the subject matter of the opinion expressed herein under conflicts of law principles, rules and regulations or otherwise.

                  This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York or the state Constitution or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

                  We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and the reference to us under the heading "Legal Matters" in the prospectus included in Part I of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

                  This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

                  We wish to call your attention to the fact that the fair market value of all securities of the Company that are beneficially owned by attorneys of this Firm exceeds $50,000.

                                    Very truly yours,

                                    /s/ Dickstein Shapiro Morin & Oshinsky LLP